Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 20, 2008

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FIRST CORPORATION

(Name of Small Business issuer in its charter)

                   COLORAD0                              0-52724                     90-0219158___

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

254-16 Midlake Boulevard
Calgary, Alberta
Canada T2X 2X7

 (Address of principal executive offices)

(403) 461-7283

(Registrant’s telephone number)

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 Item 2 01. Completion of Acquisition or Disposition of Assets

On May 18, 2008 the registrant’s board of directors voted unanimously to discontinue exploration of it mineral claims in the Red Lake district of northern Ontario, due to the difficulty in securing adequate financing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1

Board Minutes – May 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 28, 2008

First Corporation

/s/ Todd Larsen

    Todd Larsen, President

/s/ Sheryl Cousineau

    Sheryl Cousineau, Secretary/Treasurer

Exhibit 99.1

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

FIRST CORPORATION

May 18, 2008

A meeting of the Board of Directors of First Corporation (the “Corporation”), was held on May  18, 2008 at 11:00 a.m. Mountain Daylight Time.

Directors participating in the meeting were:

Todd Larsen and Sheryl Cousineau

The following resolutions were put forth:

RESOLVED: that the corporation discontinue all exploration efforts on its mineral claims in the Red Lake District of Northern Ontario. Efforts to attract additional financing over the past approximately ten months have proved futile.  Negotiations with two separate groups who showed initial interest were terminated due to the corporation being designated a shell corporation and market conditions currently prevalent.

Resolution passed

RESOLVED: that every effort is to be expended on behalf of the shareholders to identify and acquire one or more business opportunities.

Resolution passed

There being no further business, the meeting was adjourned.

/s/ Sheryl Cousineau

/s/ Todd Larsen

     Sheryl Cousineau, Secretary

     Todd Larsen, President and Chairman of the Board

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